                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (File No.
_____) of our report, which includes an explanatory paragraph relating to
Trinity Partners Acquisition Company Inc.'s ability to continue as a going concern, dated May 4, 2004, on our audit of the financial statements of Trinity
Partners Acquisition Company Inc. We also consent to the reference to our Firm under the caption "Experts."

                                                    /s/ J. H. Cohn LLP

Great Neck, New York
 May 4, 2004